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EXHIBIT 23

Consent of Ernst & Young LLP

(see attached)

Exhibit 23

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Main Street Bank 401(k) Profit Sharing Plan of our report dated January 30, 2002, with respect to the consolidated financial statements of Main Street Banks, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Atlanta, Georgia
October 24, 2002

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  EXHIBIT 23
  Exhibit 23
Consent of Independent Auditors